Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of our report dated April 26, 2024, relating to the consolidated financial statements of Scorpius Holdings, Inc. (the Company), which is incorporated by reference in the Registration Statement on Form S-1 (No. 333-279092). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO USA, P.C.

Raleigh, North Carolina

May 13, 2024